Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 26, 2020, relating to the consolidated financial statements of ENGlobal Corporation (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of new accounting standards) appearing in the Annual Report (Form 10-K) for the year ended December 28, 2019.

/s/ Moss Adams LLP

Houston, Texas
June 11, 2020